Exhibit 24

U.S. BANCORP

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of U.S. Bancorp, a Delaware corporation, hereby constitutes and appoints Richard K. Davis, Andrew Cecere and Lee R. Mitau, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Annual Reports for the Company’s fiscal year ended December 31, 2011 on Form 10-K under the Securities Exchange Act of 1934, as amended, or such other form as any such attorney-in-fact may deem necessary or desirable, any amendments thereto, and all additional amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has set his or her hand this 17th day of January, 2012.

/s/ Douglas M. Baker, Jr.	/s/ Jerry W. Levin
Douglas M. Baker, Jr.	Jerry W. Levin

/s/ Y. Marc Belton	/s/ David B. O’Maley
Y. Marc Belton	David B. O’Maley

/s/ Victoria Buyniski Gluckman	/s/ O’dell M. Owens, M.D., M.P.H.
Victoria Buyniski Gluckman	O’dell M. Owens, M.D., M.P.H.

/s/ Arthur D. Collins, Jr.	/s/ Richard G. Reiten
Arthur D. Collins, Jr.	Richard G. Reiten

/s/ Roland A. Hernandez	/s/ Craig D. Schnuck
Roland A. Hernandez	Craig D. Schnuck

/s/ Joel W. Johnson	/s/ Patrick T. Stokes
Joel W. Johnson	Patrick T. Stokes

/s/ Olivia F. Kirtley	/s/ Doreen Woo Ho
Olivia F. Kirtley	Doreen Woo Ho